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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     ______________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 15, 2002


                                 VOICENET, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   000-30305              13-3896031
(State or other Jurisdiction    (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                  Identification Number)


                  18 Park Lane, Fair Haven, NJ             07704
             (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code:  732-933-3861

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Item 1. Changes in Control of Registrant.

  (a) On September 25, 2002, Voice Synergies, Ltd., a Quebec corporation ("Voice Synergies") and 3087-8102 Quebec, Inc., a Quebec corporation ("3087") each acquired from the registrant 3,000,000 shares of the registrant's common stock. Reference is made to the response to Item 2 of this Current Report with respect to the amount and source of the consideration used by such persons and a description of the transaction. The basis for the change in control was the shares issued to Voice Synergies and 3087. Immediately after the issuance of the shares, each of Voice Synergies and 3087 beneficially owned approximately 18.6 % of the registrant's outstanding common stock. As of the date of execution of this Current Report, Voice Synergies and 3087 each beneficially own approximately 17.3 % of the registrant's outstanding common stock. Stephen Maislin is the Chief Executive Officer of Voice Synergies and 3087 and is the beneficial owner of approximately 33% of the outstanding equity securities of Voice Synergies and all of their outstanding equity securities of 3087. No part of the consideration used was a bank loan.

  (b) As more fully described in the response to Item 2 of this Current Report, in the event that the closing of a definitive agreement does not occur or a previously executed letter of intent is terminated pursuant to the provisions thereof, Voice Synergies and 3087 shall be required to return the shares received by them. Any definitive agreement must be approved by the Boards of Directors of the registrant and Voice Synergies and the transaction is subject to a "due diligence" review by each of them.
       There can be no assurance that if a definitive agreement is executed, that there will be a closing or that such letter of intent will not be so terminated.

Item 2. Acquisition or Disposition of Assets.

  (a) Reference is made to the transaction described in Item 1 of this Current Report At the time of the transaction Mr. Maislin was the President and a member of the Board of Directors of the Registrant. The substantive terms of the transaction were negotiated on behalf of the registrant by Stover L. Babcock II, the registrant's Chief Financial Officer, and were agreed to in a non-binding letter of intent dated September 25, 2002. At the times of the negotiation of the letter of intent and the execution thereof, Mr. Maislin did not beneficially own any of the registrant's common stock. At that time, there was no material relationship between
       (i) Mr. Maislin, Voice Synergies and 3087 and (ii) the registrant or any of its affiliates, any director or officer of the registrant or any associate of any such director or officer.

  (b) The acquired assets consist primarily of $30,000 and voice recognition applications in the transportation and medical fields. It is anticipated that the registrant will enter into an application service provider contract with Tagge Medical Systems. Mr. Maislin is an affiliate of Tagge Medical Systems The physical assets were intended to be used by Voice Synergies for revenue production in the aforementioned industry applications, although it had not commenced any operations. The registrant intends to use the assets for the same purpose.

Item 4. Changes in Registrant's Certifying Public Accountant.

     (a)(1) The independent public accountant who had previously been engaged as the registrant's principal accountants to audit its financial statements (the "Accountant") resigned. The Accountant's report on the financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of the Accountant would have caused the Accountant to make a reference to the subject matter of the disagreement(s) in connection with its report. The Accountant did not advise the registrant that (1) internal controls necessary to develop reliable financial statements do not exist; (2) information has come to the Accountant's attention that made it unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or (3) except as otherwise set forth herein, the scope of the audit should be expanded significantly or information has come to the Accountant's attention that the Accountant has concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the Accountant's satisfaction subject to its resignation. Prior to its resignation, the Accountant advised the registrant that unless the registrant could substantiate the actual value of technology rights to the Accountant's satisfaction, the book value of the rights would be required to be written down. They were included in the registrant's balance sheet at approximately $3,200,000 Reference is made to the response to Item 5 of this Current Report.

     (a)(2) On November 1, 2002 the registrant engaged Kempisty & Company Certified Public Accountants, P.C. to audit its financial statements. Neither the registrant nor someone on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

Item 5. Other Events and Required FD Disclosure.

       On July 15, 2002, Howard Messer, the registrant's former Chief financial Officer and Corporate Secretary, was removed from that position and replaced by Stover L. Babcock II. At the time of his removal, Mr. Messer had custody of substantially all of the registrant's books and records. Notwithstanding repeated requested and demands, Mr. Messer has failed to return the books and records to the registrant. The registrant intends to commence legal action against Mr. Messer seeking such return. Until the registrant receives its books and records, it will be difficult, if not impossible, to prepare certain historical financial statements.

       On September 14, 2002, the registrant's Board of Directors was increased to eight members and Stover L. Babcock II, Stephen Maislin and William Potter were elected to fill the newly created vacancies. On the same date, the registrant's former President was replaced in that capacity by Mr. Maislin. The remaining directors are Christopher Fay, John Gilbert, Lindsay Sanford, Michael Silver and William Strauss.

       Mr. Maislin recently returned from a trip to Chile, which he made for the purpose of determining the value of the technology rights referred to in
       Item 2 of this Current Report. Mr. Maislin concluded that the value of the technology rights has been impaired and has determined to establish a reserve on the registrant's balance sheet pending further analysis.

       On October 11, 2002, the registrant's Board of Directors approved the issuance of 300,000 shares of the registrant's common stock each to Messrs. Babcock, Fay, Gilbert and Strauss for services rendered to the registrant. On the same date, the Board of Directors authorized the private sale of up to 4,000,000 shares of the registrant's common stock at a price per share of not less than $.25. None of such shares has been sold and there can be no assurance that any such shares will be sold.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


EXHIBITS

2.1 Agreement of September 25, 2002 among and between the registrant, Voice Synergies, Ltd. and 3087-8102 Quebec, Inc.

     16.  Letter of Citrin Cooperman & Company LLP.*

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  * To be filed by amendment.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.*


                                   VOICENET, INC.



                           By: /s/ Stover L. Babcock II
                                   ----------------------
                                   Stover L. Babcock II
                                   Chief Financial Officer


                           Dated:  November 7, 2002


* The registrant believes that subsequent to the delisting of its common stock by the American Stock Exchange, it may not be required to file periodic reports and certain other material with the Securities and Exchange Commission. The Registrant's present intent, however, is to continue to file such material until such time, if any, that it becomes eligible to file a Form 15 with the Securities and Exchange Commission.